UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2005
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska	333-123473	22-3902184
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 24, 2005, Mark Peterson resigned from his position as a director on the Board of Directors of Siouxland Ethanol, LLC. His resignation was effective on October 24, 2005.
     On October 27, 2005, the Board of Directors appointed Bailey Aalfs to the Board of Directors to fill the vacancy left by Mr. Peterson’s resignation. Mr. Aalfs will serve as a director for the remainder of Mr. Peterson’s term. Because Mr. Peterson was an initial director, as defined by our Operating Agreement, Mr. Aalfs’s term will end with the first member meeting following substantial completion of the plant. At this point, it has not been determined whether he will serve on any committees of the Board of Directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SIOUXLAND ETHANOL, LLC

October 27, 2005	/s/ Tom Lynch

Date	Tom Lynch, President